Exhibit 99.1

Investor Relations Contact:
Brian Ritchie - FD
212-850-5683
brian.ritchie@fd.com

Corporate Communications Contact:
John Procter – Gibraltar Associates
202-879-5808
jprocter@gibraltar-llc.com

Press Release

Insmed Announces Additional Information In Compliance

With NASDAQ Rules

RICHMOND, Va. (March 18, 2008) Pursuant to NASDAQ Marketplace Rule 4350(b)(1)(B) (the “NASDAQ Rule”) any Company, whose securities are listed on one of the NASDAQ stock exchanges, that receives a going concern audit opinion in one of its filings with the Securities and Exchange Commission is required to disseminate this information to the public. In compliance with this NASDAQ Rule, Insmed Incorporated, today announced that it has received a going concern audit opinion for its financial statements dated as of December 31, 2007, and filed as part of its Annual Report on Form 10-K with the Securities and Exchange Commission. This going concern audit opinion was given because the Company’s ability to continue as a going concern is dependent upon its ability to raise capital through securities offerings, debt financing and partnership agreements to fund on-going operations.

About Insmed

Insmed Inc. is a biopharmaceutical company with unique protein process development and manufacturing experience and a proprietary protein platform aimed at niche markets with unmet medical needs. For more information, please visit www.insmed.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of product candidates, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our entrance into the follow on biologics market may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.